Exhibit 99.2

                 DISTRIBUTION AND MANAGEMENT SERVICES AGREEMENT


This Distribution and Management Services Agreement confirms the mutual intent and agreement between Post Time Technologies Inc. ("PTT"), a Nevada company and TrackPower Inc. ("TPWR"), a Wyoming company, the ("Parties").

1.0   Agreement Supersedure and Supremacy:

1.1 This Agreement shall supersede and reign supreme over all other Agreements by and between the Parties for certain exclusive worldwide distribution rights, as they apply to any and all Racetracks and any and all Gaming related facility, described in Section 2.0 hereafter.

1.2 All prior Agreements by and between the Parties for certain exclusive worldwide distribution rights are null and void.

1.3 All monies paid and advanced to PTT by TPWR, in consideration for the prior agreement by and between the Parties for the "Harness Only Agreement" signed on May 11, 2001, referred to in Section 3.7, shall be deemed applicable and a part of this Agreement.

2.0   Exclusive Worldwide Distribution Rights Agreement:

      2.1 PTT shall grant to TPWR certain exclusive worldwide distribution rights for all PTT RaceVision(TM) Replay Kiosk System, including:
            RaceVision proprietary hardware and software technology only when combined with TPWR ATM's (Automated Teller Machines) at any Racetrack or Gaming related facility. TPWR shall not partner with a PTT competitor or any competitive product of PTT during the term of this Agreement.

      2.2 The Term of this Agreement shall be for three (3) years, to commence on the Effective Date of this Agreement, provided, however that either party for cause on 180 days prior written notice may terminate said Agreement. Cause shall constitute any and all fraud, deceit or dishonesty. This Agreement shall automatically renew for an additional two (2) years; unless written notice is provided to either party of intent to terminate 180 days prior to the renewal date.

3.0  Purchase Price, Profit Distribution and other incentives:

      As consideration for the above rights, TPWR agrees to pay and provide PTT and its principals the following:

      3.1 100,000 (one hundred thousand) shares of TPWR common stock upon the announcement of each ATM installation at Racetracks or Gaming establishments. All common shares received shall have full "piggy-back" registration rights.

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      3.2   Profit distribution, from non-ATM activity (revenue excluding transaction fees and interchange fees), equal to a 50/50 (fifty-fifty) split of all gross profits. Gross profits shall be defined as revenues less all third party costs.

      3.3 TPWR shall provide funding for all necessary on-site hardware (e.g. ATMs, kiosks, servers, raid arrays, etc) for each ATM/RaceVision combined system installation throughout the term of the Agreement.

            3.3.1 TPWR shall fund all ongoing costs and shall receive their portion of the revenues associated with all contracts signed with Racetracks or Gaming establishments executed pursuant to this agreement, for the full term of those contracts.

      3.4 PTT will receive revenues based on the following ATM transaction levels, assuming the track takes 50% after 2000 (two thousand) transactions.

            3.4.1 0-2000 transactions: PTT = cost recovery and TPWR = cost recovery. Monthly recoverable costs to be outlined in Schedule A, due no later than June 12, 2001.

            3.4.2 2001+ transactions: PTT = 12.5% transaction fee (e.g. 12.5% x
                  $2.00 = 0.25) + 25% Interchange Fee (e.g. 25% x $0.50 =
                  $0.125) and TPWR = 12.5% transaction fee (e.g. 12.5% x $2.00 =
                  $0.25) + 25% Interchange Fee (e.g. 25% x $0.50 = $0.125).
                  Balance of Transaction Fees and Interchange Fees to be retained by the ATM Group. Transaction and Interchange Fees may vary per location and/or contract.

            3.4.3 Should a lesser take to the track, other than the 50% referred to in Section 3.4, be negotiated, TPWR and PTT shall share the balance of revenue received equally.

      3.5 Upon Closing, the grant of options to purchase 1,000,000 (one million) shares of TPWR common stock at an exercise price of US $0.10 (ten cents) to Mr. Hardave Gill and the grant of options to purchase 500,000 (five hundred thousand) shares of TPWR common stock at an exercise price of US $0.10 (ten cents) to Ms. Vicky Stickwood-Hislop. All options shall be fully vested.

      3.6 Upon Closing, the grant of 2,000,000 (two million) warrants to purchase TPWR common stock at an exercise price of US $0.10 (ten cents) to PTT for the full term of this Agreement.

      3.7 TPWR has tendered to PTT, on May 11, 2001, a refundable deposit of US $25,000 (twenty-five thousand) against future revenues.

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      4.0   Management and Board Representation:

      4.1 Mr. Hardave Gill shall serve as President of TPWR and shall enter into a personal management services contract with TPWR under terms that shall be mutually agreed to by both parties. This contract shall be executed by June 15, 2001.

      4.2 Ms. Vicky Stickwood-Hislop shall serve as Managing Director of TPWR and shall enter into a personal management services contract with TPWR under terms that shall be mutually agreed to by both parties. This contract shall be executed by June 15, 2001.

      4.3 Mr. Hardave Gill and Ms.Vicky Stickwood-Hislop shall agree to enter into non-solicit and non-compete agreements barring them, their agents or their designees from installing ATMs in Racetracks or Gaming establishments effective throughout the term of their employment (services contracts) or during the period during which they retain a 5% or greater interest in TPWR, after which time the terms of the non-solicit and non-compete agreement shall remain in effect for one (1) year. Any non-performance by the ATM Group (non-performance shall consist of either non-performance at the Location, as defined in Section 2.1 of the Exclusive Automated Teller Machine Service Agreement between 4Cash and TPWR and non-performance under the Contract, as defined in Section 2.2 of the Exclusive Automated Teller Machine Service Agreement between 4Cash and TPWR), subject to the terms and conditions in the Agreement between the ATM Group (4Cash) and TPWR, that is identified and remains uncured for a period of seven (7) days and thirty (30) days, respectively, with proper and specific prior written notice required, will void this clause.

      4.4 Upon Closing, TPWR agrees to appoint Mr. Hardave Gill and Ms. Vicky Stickwood-Hislop to the Board of Directors of TPWR contingent upon
            8.1.2 and 8.1.3.

      4.5 Upon the appointment of Mr. Hardave Gill and Ms. Vicky Stickwood-Hislop to the Board of Directors of TPWR, PTT will have the option to appoint a Director to the TPWR board providing that the appointee is a citizen of the United States.

      5.0   Management Services Agreement:

      5.1 TPWR hereby enters into, engages and contracts with PTT in a Management Services Agreement whereby PTT shall provide certain management services to TPWR for certain fees in accordance with the full terms and conditions as set forth in the more specific Management Services Agreement List of Services, (referred to in
            8.1.1 no later than June 15, 2001 and thereafter referred to as Schedule B of this Agreement.

      5.2 The Term of this Agreement shall be for three (3) years, to commence on the Effective Date of this Distribution and Management Services Agreement provided, however, that either party for cause on 180 days prior written notice may terminate said Agreement. Cause shall constitute any and all fraud, deceit or dishonesty. This Agreement shall automatically renew for an additional two (2) years, unless written notice is provided to either party of intent to terminate 180 days prior to the renewal date.

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      5.3   TPWR shall pay to PTT a monthly `services' fee of US $25,000
            (twenty-five thousand), first month's fee payable upon signing, subsequent month's payments payable on the first of each month via direct deposit into an account provided by PTT.

      5.4 TPWR shall pay to PTT a rent and basic fee of US $5,000 (five thousand) per month, paid in advance, first month's fee payable upon signing, subsequent month's payments payable on the first of each month via direct deposit into an account provided by PTT. This amount shall be reviewed quarterly and adjusted accordingly.

      5.5 TPWR shall reimburse PTT for all reasonable travel, communication and out of pocket expenses directly related to the TPWR/PTT business. TrackPower will provide a travel advance to Hardave Gill and Vicky Stickwood-Hislop for travel and non-billable expenses. Billable expenses will be submitted at the end of each month with payment due within 10 (ten) days. Submission and authorization of receipts and expenses shall trigger renewal of any and all travel advances.

      6.0   Representations and Warranties:

      6.1   TPWR REPRESENTATIONS and WARRANTIES

         In addition to the representations and warranties contained elsewhere in this agreement, TPWR warrants and represents to PTT that as of the date hereof:

            6.1.1 Organization and Good Standing. TPWR is a Corporation, duly organized, validly existing and in good standing under the laws of Wyoming.

            6.1.2 Power and Right. TPWR has the full and absolute power and right to enter this agreement and consummate the transactions contemplated hereby.

            6.1.3 Enforceability: Execution. This agreement has been duly authorized, executed and delivered by TPWR and is a valid and binding obligation on it enforceable in accordance with its terms.

            6.1.4 Nonexistence of Prior Commitments. TPWR has no prior commitments, arrangements or agreements with any other person, entity or corporation, which might interfere with, conflict with or preclude it from carrying out its obligations under this Agreement.

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      6.2   PTT REPRESENTATIONS and WARRANTIES

         In addition to the representations and warranties contained elsewhere in this Agreement, PTT represents and warrants to TPWR that:

            6.2.1 Organization and Good Standing. PTT is a Corporation, duly organized, validly existing and in good standing under the laws of Nevada.

            6.2.2 Power and Right. PTT has the full and absolute power and right to enter into this Agreement and consummate the transactions contemplated hereby.

            6.2.3 Enforceability; Execution. This Agreement has been duly authorized, executed and delivered by PTT and is a valid and binding obligation on it enforceable in accordance with its terms.

            6.2.4 Nonexistence of Prior Commitments. PTT has no prior
                  commitments, arrangements or agreements with any other person, entity or corporation, which might interfere with, conflict with or preclude it from carrying out its obligations under this Agreement.

      7.0   Effective Date and Closing Date:

      7.1   The Effective Date of this Agreement is June 1, 2001.

      7.2   The Closing Date of this Agreement is June 11, 2001

      8.0   Contingencies:

      8.1 This agreement in all its particulars is specifically contingent upon the following three (3) items occurring within the time frames as outlined below.

            8.1.1 This Agreement will include the Management Services Agreement
                  List or "Schedule B" referred to in 5.1.

            8.1.2 Execution of a Personal Employment/Management Services
                  contract between Mr. Hardave Gill and TPWR prior to June 15, 2001 referred to in 4.1. Upon execution of this Personal Employment/Management Services Contract" Mr. Hardave Gill shall be appointed President of TPWR and appointed to the TPWR Board of Directors.

            8.1.3 Execution of a Personal Employment/Management Services
                  contract between Ms. Vicky Stickwood-Hislop and TPWR prior to June 15, 2001 referred to in 4.2. Upon execution of this "Personal Employment/Management Services Contract" Ms. Vicky Stickwood-

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                  Hislop shall be appointed Managing Director of TPWR and
                  appointed to the TPWR Board of Directors.

      9.0 Each Party shall be responsible for their own out of pocket expenses.

      10.0  Press Releases:

      10.1 TPWR and PTT shall have the right to announce this Agreement in their normal course of business. Such announcements and timing of such announcements are to have the prior written approval of both parties.




Agreed to on this 13th day of June, 2001   Agreed to on this 13th day of June,
2001 On behalf of TrackPower Inc.          On behalf of Post Time Technologies
                                           Inc.


/s/ John G. Simmonds                       /s/ Hardave Gill
--------------------                       -------------------
John G. Simmonds,                          Hardave Gill,
Chairman                                   President

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                                   SCHEDULE B





                          Management Services Agreement



                                 By and between



                 TrackPower Inc. and Post Time Technologies Inc.



This Management Services Agreement (this "Agreement") made as of the 1st day of June 2001, by and between POST TIME TECHNOLOGIES INC. ("PTT"), a Nevada corporation (hereinafter "Provider"), and TRACKPOWER INC., a corporation organized under the laws of Wyoming (hereinafter the "Company").


WHEREAS, the Company has the need for certain executive human resources, information technology and other general management and administrative services relating to its Racetrack and Gaming ATM kiosk operations, including business development, office space and basic services; and


WHEREAS, Provider has agreed to provide such executive human resources, information technology and other general management and administrative services relating to the Company's Racetrack and Gaming ATM kiosk operations, including business development, office space and basic services and;


WHEREAS, the Company has agreed to reimburse Provider for the cost of such executive human resources, information technology and other general management and administrative services relating to its Racetrack and Gaming ATM kiosk operations, including business development, office space and basic services and;


NOW, THEREFORE, for and in consideration of the foregoing and the terms and conditions contained hereinafter, the parties hereto agree as follows:

1.0   Term.


The term of this agreement shall be for three (3) years commencing from the Effective Date; provided, however, that either party for cause on 180 days prior written notice may terminate it. Cause shall constitute any and all fraud, deceit or dishonesty. Termination will not negate payments due to the Provider under the terms of this agreement. This agreement will automatically renew for a term of two (2) years unless 180 days prior written notice is provided to either party of intent to terminate this agreement.

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2.0 Services.


2.1 Provider agrees to provide, and the Company agrees to accept, executive human resources, information technology and other general management and administrative services relating to its Racetrack and Gaming ATM kiosk operations, including business development, office space and basic services, described in Exhibit A attached hereto and as otherwise mutually agreed by Provider and the Company (the "Services").


2.2 If not otherwise agreed, the specification of particular methods for rendering the Services and the assignment of personnel therefore will be determined by Provider in such manner as in Provider's judgment will best serve the objectives indicated by the Company. Such methods may include, but are not limited to: (a) remote consulting (by telephone, fax, E-mail, video conferencing, etc.); (b) written advice; (c) participation in meetings, seminars and workshops; (d) secondment of employees for specific activities; (e) supply of technical materials, studies and other information; (f) introduction to persons, firms/companies which may be of interest to the Company; and (g) other means mutually agreed upon from time to time.


3.0 Compensation.


In consideration for the Services, the Company shall pay Provider a fee of USD $25,000 per month, payable in advance for each calendar month and a rent and infrastructure fee of USD $5,000 per month, payable in advance. The Company shall also reimburse Provider for its reasonable out-of-pocket expenses incurred in connection with the Services, payable within ten (10) days of delivery of the Providers' invoice therefor.


4.0 Obligations.


4.1 The Company agrees to fully cooperate with Provider and to supply Provider with any and all information reasonably necessary to enable Provider to perform the Services hereunder, in such form as may be reasonably requested. The Company will give Provider representatives' free access to any and all sources of information reasonably necessary to enable Provider to satisfactorily perform the Services.


4.2 Provider agrees to fully cooperate with the Company and to supply the Company with any and all information reasonably necessary to enable the Company to meet its legal and tax requirements.


5.0 Liability.


Provider shall have no liability to the Company except to the extent of the actual damages (excluding lost profits or special or punitive damages) suffered by the Company as a direct result of the gross negligence or greater culpability of Provider.


The Company shall have no liability to the Provider except to the extent of the actual damages (excluding lost profits or special or punitive damages) suffered by the Provider as a direct result of the gross negligence or greater culpability of the Company.


6.0 Indemnity.


The Company shall indemnify Provider and its officers, directors, employees, independent contractors, agents and representatives, in their capacities as such (each, an "Indemnified Party"), against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by any Indemnified Party arising out of or relating to the Services, except to the extent that such damage, claim, loss, liability or expense is found in a final non-appealable judgement to have resulted from Provider's gross negligence or wilful misconduct.


The Provider shall indemnify the Company and its officers, directors, employees, independent contractors, agents and representatives, in their capacities as such (each, an "Indemnified Party"), against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by any Indemnified Party

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arising out of or relating to the Services, except to the extent that such damage, claim, loss, liability or expense is found in a final non-appeal able judgement to have resulted from the Company's gross negligence or wilful misconduct.


7.0 Independent Contractor.


The relationship between Provider and the Company is that of independent contractor. Neither Provider nor the Company is, or may hold itself out as, an agent for or employee of the other. Neither Provider nor the Company shall have any authority to take, and neither shall take, any action, which binds, or purports to bind, the other. Without limiting the foregoing, no employee of Provider may make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the Company, including but not limited to workmen's compensation coverage, unemployment insurance benefits, social security coverage, health plan or insurance benefit, any other insurance benefit or any retirement benefit.


8.0 Notices.


All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested, (ii) hand delivered, return receipt requested (iii) sent by electronic mail, return receipt requested, or (iv) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(i)   if to Provider at:
      Post Time Technologies Inc.
      Suite 201 - 68 East 2nd Avenue
      Vancouver, B.C.  V5T 1B1
      Attn:  President

      Copy to:

      Cane & Co LLC
      2300 W. Sahara Avenue
      Suite 500 Las Vegas
      Nevada 89102

      Attn:  Michael Cane

(ii)  if to the Company at:
      TrackPower Inc.
      13980 Jane Street
      King City ON L7B 1A3


Each notice or communication shall be deemed to have been given on the date received.


9.0 Miscellaneous Provisions.


9.1 This Agreement contains the complete understanding of the parties hereto and there are no understandings, representations, or warranties of any kind, express or implied not specifically set forth herein. This Agreement may be amended only by written documents signed by duly authorized representatives of each of the parties hereto.


9.2 This Agreement shall be governed, construed and interpreted in accordance with the laws of the Province of Ontario.


9.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

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9.4 This Agreement shall be for the benefit of Provider and the Company and shall be binding upon the parties and their respective successors and permitted assigns.

9.5 If, for any reason, any provision of this agreement is held invalid, such invalidity shall not affect any other provision of this agreement not held so invalid, and each such other provision shall to the full extent be consistent with the law continue in full force and effect.





IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

POST TIME TECHNOLOGIES INC.                     TRACKPOWER INC.

Per:                                            Per:


___________________________                    ______________________________

___________________________                    ______________________________
Print Name & Title                              Print Name & Title

EXHIBIT A

The Services to be rendered under this Agreement include the following:


1. Assistance, advice and support in strategic policy, preparation of regular operating reviews, attendance at board meetings and the provision of operations consultancy and support;


2. Assistance, advice and support in new and existing services including internal technical support, quality controls, market research and development;


3. Assistance, advice and support in business organization, administration and logistics;


4. Assistance, advice and support in business development, marketing, promotion, advertising and investor relations;


5. Assistance, advice and support in purchasing, including selection and identification of suppliers;


6. Assistance, advice and support in human resources and training, including personnel recruitment, training and management as well as advice and assistance in human resource policies and procedures; also to engage and remunerate executive, secretarial, clerical and other non-executive staff and make them available to the Company for additional fees to be mutually agreed to by both Parties. This may include making available the services of existing executive personnel.


7. Assistance, advice and support in negotiating agreements with third parties, subject to conflict of interest concerns with PTT;


8. Provider may make available to the Company the services of such of Provider's directors or executives for any purposes of the business including taking up appointments as directors, whether executive or non-executive, of the Company for additional fees to be mutually agreed to by both Parties.

9. Specifically under this agreement the Provider will include the following:

      o Office Space and Basic Services (standard office set up, heat, lighting and water).

      o The following executives of PTT will upon signing this agreement accept the following appointments and appropriate responsibilities and obligations those positions hold in TPWR as reflected in their personal employee contracts:

      President and Director                    Hardave Gill
      Managing Director and Director            Vicky Stickwood-Hislop

Should it be determined the Company requires additional services and human resources the Company and the Provider upon mutual consent may amend this agreement to incorporate any additions and fees associated with the amendments.